Exhibit 99.1

          Federal-Mogul Reports Second Quarter 2007 Results


    SOUTHFIELD, Mich.--(BUSINESS WIRE)--July 16, 2007--Federal-Mogul Corporation (OTCBB:FDMLQ) today reported its financial results for the three and six month periods ended June 30, 2007.

Financial Summary (in millions)
----------------------------------

                                  Three Months Ended Six Months Ended
                                       June 30            June 30
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------
Net sales                            $1,763  $1,632    $3,480  $3,232
Gross margin                            322     304       630     589
Selling, general and
 administrative expenses                213     218       420     446
Income (loss) before income taxes        25      12        61     (27)
Income tax expense                       21      29        52      58
Net earnings (loss)                       4     (17)        9     (85)
Operational EBITDA(a)                   212     175       412     320

(a) Operational EBITDA is a non-GAAP measure defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization


    Federal-Mogul reported net income of $4 million for the quarter ended June 30, 2007, compared to a net loss of $17 million for the second quarter of 2006. For the six months ended June 30, 2007, the company reported net income of $9 million, compared to a net loss of $85 million for the comparable period of 2006. These results reflect an 8% increase in sales, improved gross margin and reduced selling, general and administrative expenses.

    Federal-Mogul reported net sales of $1,763 million for the quarter ended June 30, 2007, an increase of $131 million, or 8%, compared to the second quarter of 2006. The most significant factors impacting sales were increased volumes of $77 million and favorable foreign currency of $56 million. For the six-month period ended June 30, 2007, net sales increased by $248 million to $3,480 million, of which $119 million is due to increased volumes, $51 million is due to the May 2006 acquisition of Federal-Mogul Goetze India ("FMG") and $116 million is due to favorable foreign currency. These favorable impacts were partially offset by customer pricing.

    Gross margin for the three and six months ended June 30, 2007 increased by $18 million and $41 million, respectively, over the comparable periods of 2006. Improvements in gross margin resulted from a combination of the October 2006 settlement of the U.K. pension plans, productivity in excess of labor and benefits inflation, increased volumes, and favorable foreign currency. These favorable impacts were partially offset by increased raw materials costs and customer pricing.

    Selling, general and administrative ("SG&A") expense for the three and six months ended June 30, 2007 improved by $5 million and $26 million, respectively, when compared to the comparable periods of 2006. Reductions in SG&A resulted from a combination of cost reduction actions in excess of labor and benefits inflation, and the settlement of the U.K. pension plans. These favorable impacts were partially offset by increased SG&A from the acquisition of FMG and adverse foreign currency.

    Federal-Mogul reported income before income taxes for the three-month period ended June 30, 2007 of $25 million, an improvement of $13 million over the comparable period of 2006. For the six month period ended June 30, 2007, the Company's income before income taxes improved by $88 million compared to the same period of 2006, largely derived from the $67 million of improvements in gross margin and selling, general and administrative expenses, and $30 million in reduced impairment and restructuring charges.

    Management believes that Operational EBITDA most closely approximates the cash flow associated with the operational earnings of the Company and uses Operational EBITDA to measure the performance of its operations. Operational EBITDA is defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization.

    The Company reported Operational EBITDA for the three and six months ended June 30, 2007 of $212 million and $412 million, respectively, representing improvements of $37 million and $92 million, respectively, over the comparable periods of 2006. This improvement is largely due to the improvements reported within gross margin and reduced SG&A expenses. A reconciliation of Operational EBITDA to the Company's earnings before income taxes for the three months ended June 30, 2007 has been provided.

    Combining cash provided from operating activities with cash used by investing activities, the Company generated positive cash inflows of $79 million for the six months ended June 30, 2007, compared with $30 million for the comparable period of 2006.

    "Federal-Mogul remains fully committed to exiting from Chapter 11, while wholly dedicated to our strategy for sustainable global profitable growth, providing our valued customers with service excellence, quality products, leading technology and innovation at competitive cost," said Chairman, President and Chief Executive Officer Jose Maria Alapont. "The results achieved during the first half of 2007 reflect the Company's commitment to consistently improve our operational performance."

    About Federal-Mogul

    Federal-Mogul Corporation is a leading global supplier, serving the world's foremost original equipment manufacturers of automotive, light commercial, heavy-duty, agricultural, marine, rail, aerospace, off-road and industrial vehicles, as well as the worldwide aftermarket. The Company's leading technology and innovation, lean manufacturing expertise, as well as marketing and distribution deliver world-class products, brands and services with quality excellence at a competitive cost. Federal-Mogul is focused on its global profitable growth strategy, creating value and satisfaction for its customers, employees and stakeholders. Federal-Mogul was founded in Detroit in 1899. The Company is headquartered in Southfield, Michigan, and employs 45,000 people in 35 countries. Visit the company's Web site at www.federal-mogul.com.

    Forward-Looking Statements

    Statements contained in this press release, which are not historical fact, constitute "Forward-Looking Statements." Actual results may differ materially due to numerous important factors that are described in Federal-Mogul's most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and U.K. Administration proceedings, the Company's ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

    Note to Editors: There should be an accent symbol over the "e" in "Jose" above.


                      FEDERAL-MOGUL CORPORATION
                       STATEMENTS OF OPERATIONS
        (Millions of Dollars, Except Share and Per Share Data)

                             Three Months Ended     Six Months Ended
                                   June 30               June 30
                             -------------------   -------------------
                               2007      2006        2007      2006
                             --------  ---------   --------  ---------

Net sales                   $1,763.4  $1,631.6    $3,479.9  $3,231.9
Cost of products sold        1,441.0   1,327.4     2,849.7   2,642.7
                             --------  ---------   --------  ---------

Gross margin                   322.4     304.2       630.2     589.2

Selling, general and
 administrative expenses       212.7     218.4       419.6     445.9
Adjustment of long-lived
 assets to fair value            3.2       1.1         3.5      21.2
Interest expense, net           51.9      44.3       101.9      83.3
Chapter 11 and
 Administration related
 reorganization expenses        27.6      20.8        41.2      41.9
Equity earnings of
 unconsolidated affiliates     (10.1)     (7.7)      (18.0)    (17.1)
Restructuring expense, net      13.5      16.5        29.6      42.3
Other income, net               (1.5)     (1.0)       (8.3)     (1.3)
                             --------  ---------   --------  ---------

Income (loss) before income
 taxes                          25.1      11.8        60.7     (27.0)

Income tax expense              21.2      28.6        52.2      58.2
                             --------  ---------   --------  ---------


Net income (loss)           $    3.9  $  (16.8)   $    8.5  $  (85.2)
                             ========  =========   ========  =========


Net income (loss) per
 common share               $    0.04 $   (0.19)  $    0.10 $   (0.96)
                             ========  =========   ========  =========


Weighted average shares
 outstanding (in millions)      89.7      89.1        89.4      89.1


                      FEDERAL-MOGUL CORPORATION
                            BALANCE SHEETS

                        (Millions of Dollars)


                                               (Unaudited)
                                                 June 30   December 31
                                                  2007        2006
                                               ----------- -----------
Current assets:
  Cash and equivalents                          $   378.1   $   359.3
  Accounts receivable, net                        1,167.7       992.6
  Inventories, net                                  905.8       892.6
  Prepaid expenses and other current assets         291.4       248.2
                                                 ---------   ---------

Total current assets                              2,743.0     2,492.7

Property, plant and equipment, net                2,055.5     2,078.6
Goodwill and indefinite-lived intangible
 assets                                           1,219.7     1,205.3
Definite-lived intangible assets, net               254.1       254.3
Asbestos-related insurance recoverable              873.7       859.0
Other noncurrent assets                             262.5       289.2
                                                 ---------   ---------

                                                $ 7,408.5   $ 7,179.1
                                                 =========   =========

Current liabilities:
  Short-term debt, including current portion
   of long-term debt                            $   820.2   $   482.1
  Accounts payable                                  618.4       488.0
  Accrued liabilities                               514.2       435.0
  Current portion of postemployment benefit
   liability                                         67.0        67.9
  Other accrued liabilities                         147.1       181.7
                                                 ---------   ---------

Total current liabilities                         2,166.9     1,654.7

Liabilities subject to compromise                 5,455.5     5,813.4

Long-term debt                                       22.8        26.7
Postemployment benefits                           1,094.6     1,111.1
Deferred income taxes                                84.2        81.8
Other accrued liabilities                           159.6       185.1
Minority interest in consolidated affiliates         40.1        54.2

Shareholders' deficit:
  Series C ESOP preferred stock                      28.0        28.0
  Common stock                                      449.3       445.3
  Additional paid-in capital                      2,199.4     2,160.2
  Accumulated deficit                            (4,129.4)   (4,151.7)
  Accumulated other comprehensive loss             (162.5)     (229.7)
                                                 ---------   ---------

Total shareholders' deficit                      (1,615.2)   (1,747.9)
                                                 ---------   ---------

                                                $ 7,408.5   $ 7,179.1
                                                 =========   =========


                      FEDERAL-MOGUL CORPORATION
                       STATEMENTS OF CASH FLOWS
                        (Millions of Dollars)
                             (Unaudited)

                                                      Six Months Ended
                                                          June 30
                                                      ----------------
                                                       2007     2006
                                                      -------  -------

Cash provided from (used by) operating activities
Net income (loss)                                    $   8.5  $ (85.2)
Adjustments to reconcile net income (loss) to net
 cash provided from (used by) operating activities:
  Depreciation and amortization                        172.1    159.4
  Adjustment of long-lived assets to fair value          3.5     21.2
  Change in postemployment benefits, including
   pensions                                            (27.1)    67.4
  Changes in deferred taxes                              3.8     (7.4)
Changes in operating assets and liabilities:
  Accounts receivable                                 (157.8)   (80.7)
  Inventories                                            0.9    (58.6)
  Accounts payable                                     106.5     72.3
  Other assets and liabilities                          75.1     46.3
                                                      -------  -------
Net cash provided from operating activities            185.5    134.7

Cash provided from (used by) investing activities
Expenditures for property, plant and equipment        (132.0)   (80.6)
Proceeds from the sale of property, plant and
 equipment                                              18.1      2.7
Proceeds from sale of business                           -        4.0
Proceeds from sale of investment                        13.8      -
Payments to acquire minority interests                  (6.8)     -
Payments to acquire business                             -      (30.5)
                                                      -------  -------
  Net cash used by investing activities               (106.9)  (104.4)

Cash provided from (used by) financing activities
Proceeds from borrowings on DIP credit facility        550.0    164.3
Principal payments on DIP credit facility             (228.1)  (198.0)
Net change in short-term debt                            8.7      0.3
Net change in restricted cash                            -      (26.9)
Principal payment on other long-term debt               (5.8)    (1.0)
Payments on factoring arrangements                     (58.9)     -
Repayment of pre-petition Tranche C debt              (330.0)     -
Debt refinance fees                                     (0.3)     -
                                                      -------  -------
  Net cash used by financing activities                (64.4)   (61.3)

  Effect of foreign currency exchange rate
   fluctuations on cash                                  4.6     47.9
                                                      -------  -------

Increase in cash and equivalents                        18.8     16.9

Cash and equivalents at beginning of period            359.3    387.2
                                                      -------  -------

Cash and equivalents at end of period                $ 378.1  $ 404.1
                                                      =======  =======


                      FEDERAL-MOGUL CORPORATION
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
                        (Millions of Dollars)
                             (Unaudited)

                                   Three Months Ended Six Months Ended
                                        June 30           June 30
                                   ------------------ ----------------
                                     2007      2006    2007     2006
                                   ---------  ------- -------  -------

Income (loss) before income taxes $     25.1 $  11.8 $   60.7 $ (27.0)
  Depreciation and amortization         88.2    80.6    172.1   159.4
  Chapter 11 and Administration
   related reorganization expenses      27.6    20.8     41.2    41.9
  Interest expense, net                 51.9    44.3    101.9    83.3
  Adjustment of assets to fair
   value                                 3.2     1.1      3.5    21.2
  Restructuring expense, net            13.5    16.5     29.6    42.3
  Other                                  2.8    (0.4)     2.7    (0.9)

                                   ---------  ------- -------  -------
Operational EBITDA                $    212.3 $ 174.7 $  411.7 $ 320.2
                                   =========  ======= =======  =======


    CONTACT: Federal-Mogul Corporation
             Marie Remboulis, 248-354-9809